Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-277018, 333-268021, 333-259785, and 333-286284) and Form S-8 (Nos. 333-277020, 333-270933, 333-262639, 333-259787, 333-220057, 333-224189, 333-230114, 333-237210, and 333-286229) of Whitehawk Therapeutics, Inc. of our report dated March 12, 2026, relating to the financial statements, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

San Diego, California

March 12, 2026